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                                                                    Exhibit 10.1

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                              RESTATED AND AMENDED


                GENERAL AGENCY COMMISSION AND SERVICING AGREEMENT


                            dated as of June 30, 1997


                                     between


                AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY


                                       and


                   AMERICAN EQUITY INVESTMENT SERVICE COMPANY


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                                TABLE OF CONTENTS

               This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                            Page

Section 1.  Definitions.....................................................  1

      1.01  Definitions.....................................................  1

Section 2.  Sales Agent Commissions.........................................  2

      2.01  Obligation to Pay Sales Agent Commissions.......................  2
      2.02  Conditions for Payments of AEISC Amounts........................  3
      2.03  Replacement Contracts...........................................  3

Section 3.  Payment of General Agency Commissions...........................  3

      3.01  General Agency Current Commissions..............................  3
      3.02  General Agency Supplemental Commissions.........................  3
      3.03  General Agency Reimbursement Commissions .......................  3
      3.04  Termination of Commission Obligations...........................  4
      3.05  Payment of Commissions..........................................  4
      3.06  Excess Commissions..............................................  5

Section 4.  Servicer........................................................  5

      4.01  Appointment.....................................................  5
      4.02  The Servicing Functions.........................................  5
      4.03  Outside Professionals and Others................................  5
      4.04  Standard of Care................................................  5

Section 5.  Representations and Warranties of American Equity...............  6

      5.01  Corporate Existence.............................................  6
      5.02  Financial Condition and Other Information.......................  6
      5.03  Litigation; Observance of Statutes, Regulations and Orders......  6
      5.04  No Breach.......................................................  7
      5.05  Corporate Action................................................  7
      5.06  Approvals.......................................................  7
      5.07  ERISA...........................................................  7
      5.08  Taxes...........................................................  8
      5.09  Investment Company Act..........................................  8
      5.10  Public Utility Holding Company Act .............................  8

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Section 6.  Representations and Warranties of AEISC.........................  8

      6.01  Corporate Existence.............................................  8
      6.02  Financial Condition.............................................  8
      6.03  Litigation......................................................  9
      6.04  No Breach.......................................................  9
      6.05  Corporate Action................................................  9
      6.06  Approvals.......................................................  9
      6.07  Insurance Agency Licenses ......................................  9

Section 7.  Certain Covenants of AEISC......................................  9

      7.01  Delivery of Information, Etc....................................  9
      7.02  Corporate Existence, Etc........................................ 10
      7.03  Insurance....................................................... 10
      7.04  Prohibition of Fundamental Changes ............................. 10

Section 8.  Certain Covenants of American Equity............................ 10

      8.01  Delivery of Information......................................... 10
      8.02  Litigation...................................................... 11
      8.03  Corporation Existence, Etc...................................... 11
      8.04  Insurance....................................................... 12
      8.05  Correction of Errors............................................ 12
      8.06  Amendment of Contract Forms..................................... 12

Section 9.  American Equity Option.......................................... 12

Section 10. Termination..................................................... 12

Section 11. Miscellaneous................................................... 12

     11.01  Waiver.......................................................... 12
     11.02  Notices......................................................... 12
     11.03  Amendments, Etc................................................. 13
     11.04  Successors and Assigns.......................................... 13
     11.05  Assignments..................................................... 13
     11.06  Captions........................................................ 13
     11.07  Counterparts.................................................... 13
     11.08  Governing Law; Submission to Jurisdiction....................... 13
     11.09  Waiver of Jury Trial............................................ 13

SCHEDULES

     1.01(a) - Eligible Contracts
     1.01(b) - Gross Agent Commission Schedule

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         RESTATED AND AMENDED GENERAL AGENCY COMMISSION AND SERVICING AGREEMENT,
dated as of June 30, 1997, between: AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY, an Iowa insurance corporation ("American Equity"), and AMERICAN EQUITY INVESTMENT SERVICE COMPANY, an Iowa corporation ("AEISC").

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto agrees as follows:

Section 1. Definitions.

         1.01 Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "Account Surrender Value" shall mean the Accumulated Value of any Eligible Contract (or portion thereof) that has been terminated (whether in whole or in part or by surrender, withdrawal or death).

         "Accumulated Value" shall mean, with respect to any Eligible Contract as at any date of determination thereof, the accumulated value as defined in such Eligible Contract.

         "AEISC Amount" shall mean, with respect to any Eligible Contract, the greater of (i) 5% of the Premium collected by American Equity in respect of the sale of such Eligible Contract and (ii) 50% of the Sales Agent Commission payable with respect to such Eligible Contract.

         "Affiliate " of American Equity shall mean any other person controlling or controlled by or under common control with American Equity. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling and "controlled" have meanings correlative to the foregoing.

         "Annual Statement" shall have the meaning assigned thereto in Section
5.02 hereof.

         "Commission Accumulated Value" shall mean, as at any Commission Payment Date an amount equal to the aggregate of the Accumulated Values of all Eligible Contracts that are in force on such Commission Payment Date.

         "Commission Agreement": An agreement between American Equity and any Person (other than the Borrower) the terms of which govern the rights and obligations of such Person with American Equity in respect of such Person's acting as an agent of American Equity for the sale of Eligible Contracts.

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         "Commission Payment Dates" shall mean the last day of each calendar quarter beginning with the second calendar quarter of 1997.

         "Eligible Contract" shall mean a deferred contract issued by American Equity and sold by a Sales Agent to a person in a jurisdiction in which American Equity and AEISC (or its duly-appointed representative) are duly licensed to issue such contracts or act as an insurance agency therein, as applicable, and that is a category of deferred contracts specified in Schedule 1.01(a) hereto, and any Replacement Contract issued in respect of any such contract.

         "Gross Agent Commission Schedule" shall mean the Gross Agent Commission
Schedule in effect with respect to Eligible Contracts as of the date hereof as set forth on Schedule 1.02 hereto.

         "Order" shall mean any order, writ, injunction, decree, judgment, award or determination.

         "Person": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Replacement Contract" shall mean any individual annuity contract with respect to which a Sales Agent earns a commission and which is (i) issued by American Equity or an Affiliate to an insured coincident with, or within six months (or such longer period as American Equity may determine in accordance with its normal business procedures) after, the termination for any reason of an Eligible Contract with the same insured, or (ii) any other individual annuity contract issued by American Equity to an insured that American Equity in good faith in accordance with its normal business procedures considers to be a replacement for a terminated Eligible Contract with the same insured.

         "Sales Agent" shall mean each person (other than American Equity or AEISC) who is a party to a Commission Agreement.

         "Sales Agent Commission": With respect to the initial sale of any Eligible Contract, the commission payable by American Equity in connection with such sale to the Agent who sold such Eligible Contract, which commission shall not exceed, in respect of such Eligible Contract, the greater of 10% or the commission rate indicated on the Gross Agent Commission schedule.

         "SAP" shall mean those accounting practices required or permitted by the Division of Insurance, Department of Commerce of the State of Iowa consistently applied throughout the specified period and in the immediately prior comparable period.

Section 2.  Sales Agent Commissions.

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         2.01 Obligation to Pay Sales Agent Commissions. Subject to Section 2.02
below, AEISC shall pay, or cause to be paid, the AEISC Amount on each Eligible Contract to the Sales Agent entitled to the Sales Agent Commission thereon at the time such Sales Agent Commission is to be paid pursuant to the terms of such Sales Agent's Commission Agreement.

         2.02 Conditions for Payments of AEISC Amounts. AEISC's obligation to pay the AEISC Amount under Section 2.01 hereof with respect to any Eligible Contract is subject to the satisfaction of the following conditions:

                  (a) the presentment to AEISC by American Equity no later than 10:00 a.m., Central Standard Time, on the Business Day next preceding the Business Day on which such AEISC Amount is to be paid (but no more frequently than two times in any calendar week) of a Disbursement Certificate in respect of such AEISC Amount, together with a copy of the requisite disbursement schedule attached thereto duly completed;

                  (b) receipt by AEISC of evidence satisfactory to each of them that the portion of such Sales Agent Commission to be funded by American Equity has been made available by American Equity for payment to the Sales Agent entitled to such Sales Agent Commission;

                  (c) no Event of Default shall have occurred and be continuing.

                  (d) American Equity shall have a rating of "A-" or better by A.M. Best & Company.

         2.03 Replacement Contracts. AEISC shall have no obligation to pay a AEISC Amount in respect of any Replacement Contract.

Section 3. Payment of General Agency Commissions.

         3.01 General Agency Current Commissions.American Equity shall pay to AEISC general agency current commissions ("Current Commissions") no later than 10:00 a.m., Central Standard Time, on each Commission Payment Date in an amount equal to .3875% of the Commission Accumulated Value determined as of the preceding Commission Payment Date.

         3.02 General Agency Supplemental Commissions.

         (a) American Equity shall pay to AEISC general agency supplemental commissions ("Supplemental Commissions"), no later than 10:00 a.m., Central Standard Time, on each Commission Payment Date in an amount equal to the following percentages of the Account Surrender Value of each Eligible Contract (or portion thereof) that has been terminated (whether in whole or in part or by surrender, withdrawal or death) during the calendar quarter immediately preceding the Commission Payment Date:

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                  (i)    For Eligible Contracts terminated during
                         the first year after the end of the calendar
                         quarter in which such Eligible Contracts
                         were initially issued...............................5%

                  (ii)   For Eligible Contracts terminated during
                         the second year after the end of the calendar
                         quarter in which such Eligible Contracts
                         were initially issued..............................4%

                  (iii)  For Eligible Contracts terminated during
                         the third year after the end of the calendar
                         quarter in which such Eligible Contracts
                         were initially issued...............................3%

                  (iv)   For Eligible Contracts terminated during
                         the fourth year after the end of the calendar
                         quarter in which such Eligible Contracts
                         were initially issued...............................2%

                  (v)    For Eligible Contracts terminated during
                         the fifth year after the end of the calendar
                         quarter in which such Eligible Contracts
                         were initially issued...............................1%

                  (vi)   For Eligible Contracts terminated after the
                         fifth year after the end of the calendar
                         quarter in which such Eligible Contracts
                         were initially issued...............................0%

         (b) American Equity shall pay to AEISC additional Supplemental Commissions in an amount equal to .05% of the Commission Accumulated Value; provided that no Supplemental Commissions shall be payable on any Commission Payment Date unless (A) on such Commission Payment Date an Event of Default has occurred and/or is continuing; (B) on such Commission Payment Date or on any date prior thereto, American Equity has ceased to remain actively engaged in the business of issuing Eligible Contracts; or (C) on such Commission Payment Date or on any date prior thereto, American Equity, directly or indirectly, unreasonably limits, impedes, hampers or restricts the ability of the Sales Agents to sell Eligible Contracts.

         3.03 General Agency Reimbursement Commissions. American Equity shall pay to AEISC general agency reimbursement commissions ("Reimbursement Commissions") with respect to all Voided Eligible Contracts (as defined below) no later than 10:00 a.m., Central Standard Time, on each Commission Payment Date in an amount equal to the aggregate of the AEISC Amounts of such Voided Eligible Contracts. For the purposes of this Section 3.04, a "Voided Eligible Contract" shall mean, as at any Commission Payment Date, any Eligible

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Contract which was voided during the calendar quarter ending on the preceding
Commission Payment Date because the owner of such Eligible Contract returned such Eligible Contract to American Equity during the examination period therefor in accordance with the terms of such Eligible Contract entitling such owner to a refund of the premium paid thereon and with respect to which AEISC paid the AEISC Amount.

         3.04 Termination of Commission Obligations. On January 31, 2005, no further Current Commissions, Supplemental Commissions, or Reimbursement Commissions will be due from American Equity to AEISC.

         3.05 Payment of Commissions.

                  (a) American Equity's obligation to make all payments referred to in this Section 3, when such payments shall become due and payable in accordance herewith, shall be absolute and unconditional and shall not be subject to any abatement or diminution by set-off, deduction, claim, counterclaim, recoupment, agreement, defense, suspension, deferment, interruption or otherwise.

                  (b) American Equity shall have no right to be released, relieved or discharged from its obligation to make such payments for any reason whatsoever, including, without limitation, (i) any default, misrepresentation, negligence, misconduct or other action or inaction of any kind by AEISC, whether under or in connection with this or any other agreement to which AEISC is a party; (ii) the invalidity, unenforceability, impossibility of performance, illegality, termination or amendment of, or any allegation or contest of invalidity, unenforceability, impossibility of performance, illegality of, any agreement to which AEISC is a party; (iii) any applicable law now or hereafter in force; (iv) the occurrence or continuance of an event of default or any default or event of default under any agreement to which AEISC is a party; (v) the compromise, settlement, release, modification, amendment (whether material or otherwise) or termination of any or all of the obligations, conditions, covenants or agreements of any Person under or arising out of any agreement to which AEISC is a party (other than any modification or amendment of this Agreement made in accordance with the terms hereof); (vi) the failure by any Person to give notice to American Equity of the occurrence of any default or event of default under any agreement to which AEISC is a party; (vii) the waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements of any Person contained in any agreement to which AEISC is a party (including, without limitation, any waiver of such obligations under this Agreement made in accordance with the provisions hereof); (viii) the taking or the omission to take any of the actions referred to in any agreement to which AEISC is a party; or (ix) any other cause or circumstance foreseen or unforeseen, whether similar or dissimilar to any of the foregoing.

                  (c) American Equity shall pursue any claims which it may now or hereafter have against AEISC or any other Person independently of the rights of AEISC to receive payments from American Equity pursuant to this Section 3.

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                  [3.06 Excess Commissions. To the extent that American Equity pays to AEISC, on any Commission Payment Date, general agency commissions in an amount in excess of the aggregate of all amounts (whether denominated as commissions or otherwise) required to be paid to AEISC pursuant to all provisions of this Agreement on such Commission Payment Date, such excess shall be deemed to be paid as Current Commissions; payments of such excess amounts shall not reduce American Equity's obligation to pay any other amounts required to be paid pursuant to this Agreement on any subsequent date].

Section 4.  Servicer.

         4.01 Appointment. AEISC hereby, to the exclusion of any other Person except to the extent provided in the Security Agreement, appoints the Servicer to perform the Servicing Functions in the name and on behalf of AEISC, and the Servicer hereby accepts such appointment, all upon the terms and conditions set forth in this Section 4.

         4.02 The Servicing Functions . The Servicing Functions to be performed by the Servicer on behalf of AEISC at no cost to AEISC shall be the management and administrative functions that are described below:

                  (a) the preparation and delivery of any payment, notice, instrument, form, document, agreement, invoice or other item required to be delivered to any Person pursuant to the terms of the this Agreement and the accurate maintenance of all financial, business and corporate records of AEISC; and

                  (b) all other administrative obligations, duties, and functions of AEISC.

AEISC shall be entitled, upon request, to full access to and use of all computer programs and software, training manuals, data, records, forms correspondence, files, and other materials used by the Servicer in performing the Servicing Functions.

         4.03 Outside Professionals and Others. The Servicer shall be entitled, in its sole discretion, to engage, at the expense of the Servicer, such outside legal counsel, accountants, actuaries, consultants, other professionals, and other Persons as the Servicer shall, from time to time, deem necessary or appropriate in the performance of the Servicing Functions (collectively, the "Outside Workers"). Such Outside Workers may, in the sole discretion of the Servicer, be Outside Workers who perform such or similar functions for the Servicer, and no conflict shall be deemed to exist on account thereof. In lieu of or in addition to engaging Outside Workers, the Servicer may employ its own or its affiliates' employees for purposes of the foregoing, and no conflict shall be deemed to exist on account thereof.

         4.04 Standard of Care. The Servicer will exercise and give the same care and attention to its obligations hereunder as it gives to all other corporate obligations of a comparable nature, provided it shall not be held responsible for any losses arising from any action taken by it in good faith absent misconduct or negligence.

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Section 5. Representations and Warranties of American Equity. American Equity
represents and warrants to AEISC as of the date hereof as follows:

         5.01 Corporate Existence. American Equity: (a) is an insurance corporation duly organized and validly existing under the laws of the State of Iowa; (b) has all requisite corporate power, and has all governmental licenses and authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary.

         5.02  Financial Condition and Other Information.

                  (a) American Equity has delivered to AEISC a copy of: (i) the annual statement of American Equity submitted to the Iowa Division of Insurance (the "Annual Statement") for the year ended December 31, 1995 and (ii) the affirmative certification of its actuary as to the adequacy of the reserves for liabilities determined in accordance with SAP reflected on the Annual Statement for the year ended December 31, 1995. The Annual Statement and Actuarial Certification described above in this paragraph (a) are hereinafter collectively called the "Financial Statements." The Financial Statements (including in each case, without limitation, the related schedules and notes) fairly present the financial condition of American Equity. The Financial Statements described in clause (i) have been prepared in accordance with SAP consistently applied by American Equity throughout the periods involved.

                  (b) There are no material liabilities, contingent or otherwise, of American Equity as of December 31,1995 not reflected in the Annual Statement of American Equity as of said date referred to in clause (i) of paragraph (a). Since said date, there has been no change in the financial condition, operations, business or prospects of American Equity from that set forth in the Financial Statements as at said date, other than changes in the ordinary course of business which have not, either individually or in the aggregate, been materially adverse to the financial condition, operations, business or prospects of American Equity.

                  (c) American Equity has prior to the execution and delivery of this Agreement delivered to AEISC a copy of the forms of the Commission Agreements and the Eligible Contracts.

         5.03 Litigation; Observance of Statutes, Regulations and Orders. There are no legal or arbitral proceedings or any proceedings by or before any court, arbitrator or Governmental Body, now pending or (to the knowledge of American Equity) threatened against American Equity which, if adversely determined, could be expected to have a material adverse effect on the financial condition, operations, business or prospects of American Equity.

                  American Equity is not in default under any Order of any court, arbitrator or Governmental Body. American Equity is not in violation of any statute or other rule or

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regulation of any Governmental Body the violation of which could be expected to have a material adverse effect on the financial condition, operation, business or prospects of American Equity.

         5.04 No Breach. Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated nor the compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of American Equity, or any statute, other rule or regulation or any Order of any Governmental Body, or any agreement or instrument to which American Equity is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of American Equity pursuant to the terms of any such agreement or instrument.

         5.05 Corporate Action. American Equity has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on its part, and this Agreement has been duly and validly executed and delivered by American Equity and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

         5.06 Approvals. Except for the reports required under Chapter 521A of the Iowa Code (1995) applicable to Insurance Holding Company Systems, no authorization, approvals or consents of, and no filings or registrations with, any Governmental Body are necessary for the execution, delivery or performance by American Equity of this Agreement or for the validity and enforceability thereof.

          5.07 ERISA. No employee benefit plan established or maintained by American Equity or to which American Equity has made contributions, which is subject to Part 3 of Subtitle B of Title 1 of ERISA, or Section 412 of the Code, including, without limitation, to the knowledge of American Equity, any Multiemployer Plan, has an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), or had such a deficiency as of the last day of the most recent fiscal year of such plan heretofore ended, and each such plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and any applicable federal or state law. No liability to PBGC (other than required insurance premiums, all of which have been paid when due) has been incurred with respect to any such plan and there has not been any reportable event within the meaning of ERISA, or any other event or condition, which presents a material risk of termination of any such plan by PBGC. To the knowledge of American Equity after due inquiry, neither any such plan nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a prohibited transaction (as such term is defined in Section 4975 of the Code) nor will the transactions contemplated by this Agreement constitute such a prohibited transaction, in any such case that could subject any such plan, trust, trustee (to the extent indemnified by American Equity), administrator or American Equity to any tax or penalty on prohibited transactions imposed under Section 4975 or ERISA or by Section 502(i) of ERISA which could have a material adverse effect on the business, operations or properties of American Equity. No liability has been incurred by American Equity with respect to any Multiemployer Plan, within the meaning of Section 4001(a)(3) of ERISA as a result of the complete or partial withdrawal by American Equity from such Multiemployer Plan under Section 4201 or 4204 of ERISA that could have a material adverse effect on the business, operations or

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properties of American Equity; nor has American Equity been notified by any such
Multiemployer Plan that such Multiemployer Plan is in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Multiemployer Plan intends to terminate or has been terminated under
Section 4041A or ERISA.

         5.08 Taxes. American Equity has filed all United States Federal income tax returns and all other tax returns that are required to have been filed in any jurisdiction. American Equity has paid all taxes due pursuant to such returns before they have become delinquent and pursuant to any assessment received by American Equity. The charges, accruals and reserves on the books of American Equity in respect of taxes and other governmental charges are, in the opinion of American Equity, adequate.

         5.09 Investment Company Act. American Equity is not an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.10 Public Utility Holding Company Act. American Equity is not a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 6. Representations and Warranties of AEISC. AEISC represents and warrants to American Equity as of the date hereof as follows:

         6.01 Corporate Existence. Subject, in the case of clauses (a) and (b) hereof, to Section 6.07 hereof, AEISC: (a) is a corporation duly organized and validly existing under the laws of the State of Iowa; (b) has all requisite corporate power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary. The Company has no Subsidiaries.

         6.02 Financial Condition. The balance sheet of AEISC as at December 31, 1996 heretofore furnished to American Equity, is complete and correct and fairly presents the financial condition of AEISC as at said date, all in accordance with generally accepted accounting principles and practices. AEISC did not have on said date any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date. Since December 31, 1996, there has been no material adverse change in the financial condition, operations, business or prospects of AEISC from that set forth in said financial statement as at said date. AEISC has not paid any salary or any

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other form of compensation for services to any Person; incurred any obligation, contractually or otherwise, to any Person except as was necessary or advisable for the compliance with Section 6.01 hereof; or created or maintained any Plan or been a participant in any Multiemployer Plan.

         6.03 Litigation. There are no legal or arbitral proceedings or any proceedings by or before any court, arbitrator or Governmental Body, now pending or (to the knowledge of AEISC) threatened against AEISC.

         6.04 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of AEISC, or any applicable statute, other rule or regulation, or any Order of any Governmental Body, or any agreement or instrument to which AEISC is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any other revenues or assets of AEISC pursuant to the terms of any such agreement or instrument.

         6.05 Corporate Action. AEISC has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by AEISC of this Agreement has been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by AEISC and constitutes, when executed and delivered, its legal, valid and binding obligation, enforceable in accordance with its terms.

         6.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Body are necessary for the execution, delivery or performance by AEISC of this Agreement or for the validity or enforceability thereof, except as provided in Section 6.07 hereof.

         6.07 Insurance Agency Licenses. AEISC has made application to the appropriate state authorities in each jurisdiction in which it anticipates it will conduct business to enable it or its duly appointed representative to act as a licensed insurance agency in such jurisdiction.

Section 7.  Certain Covenants of AEISC.

         7.01 Delivery of Information, Etc. AEISC will:

                  (a) furnish to American Equity, its counsel, accountants and other representatives full access to all of its properties, books, contracts, commitments, reports and records and shall furnish American Equity with all information concerning its business and affairs as American Equity may request; and

                  (b) pay and otherwise perform fully and in a timely manner all of its obligations under this Agreement.

         7.02  Corporate Existence, Etc.  AEISC will:

                  (a) preserve and maintain its corporate existence and all of its material rights, privileges and franchises;

                  (b) comply with the requirements of all applicable statutes, other rules and regulations and Orders of any court, arbitrator or Governmental Body if failure to comply with such requirements would not adversely affect the financial condition, operations, business or prospects of AEISC;

                  (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (d) maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and

                  (e) permit representatives of American Equity, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by American Equity.

          7.03 Insurance. AEISC will keep insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

         7.04 Prohibition of Fundamental Changes. AEISC will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). AEISC will not acquire any business or assets from, or capital stock of, or be a party to any acquisition of, any Person. AEISC will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets, whether now owned or hereafter acquired.

Section 8. Certain Covenants of American Equity.

         8.01 Delivery of Information. American Equity will furnish to AEISC:

                  (a) on or prior to the last day of each Calendar Quarter, a Settlement Statement in form and content satisfactory to the parties;

                  (b) within 60 days after the end of each of American Equity's fiscal years, copies of the Annual Statement of American Equity;

                  (c) within 60 days after the end of each of American Equity's fiscal quarters, copies of the quarterly financial statements of American Equity prepared in accordance with SAP as filed with the Iowa Division of Insurance for such accounting period;

                  (d) as soon as available and in any event within 120 days after each calendar year, a report of Ernst & Young or other independent accountants of recognized national standing selected by American Equity and reasonably satisfactory to AEISC, which shall indicate that based upon a review by such auditors of appropriate American Equity financial records all amounts due from American Equity to AEISC hereunder were properly computed and paid;

                  (e) at any time and from time to time upon the request of AEISC, a report of an independent actuarial firm of recognized national standing selected by American Equity and reasonably satisfactory to AEISC containing a comparison of the actuarial experience with respect to Eligible Contracts during any given calendar period with the assumptions with respect thereto; and

                  (f) such other documentation and information relating to Eligible Contracts as AEISC shall reasonably request.

         8.02 Litigation. American Equity will promptly give to AEISC notice of all legal or arbitral proceedings, and of all proceedings by or before any court, arbitrator or Governmental Body affecting American Equity except proceedings which, if adversely determined, would not have a material adverse effect on the financial condition, operations, business or prospects of American Equity and any material development in respect of such legal or other proceedings.

         8.03. Corporate Existence, Etc. American Equity will: preserve and maintain its corporate existence and all rights, privileges and franchises; comply with the requirements of all applicable statutes, other rules and regulations and orders of any court, arbitrator or Governmental Body if failure to comply with such requirements would adversely affect the financial condition, operations, business or prospects of American Equity; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and permit representatives of AEISC during normal business hours to examine, copy and make extracts from its books and records (which shall be maintained at the office of American Equity and shall include all records that are necessary to comply with all of American Equity's obligations under the Basic Documents, including manually maintained list, computer generated printouts that identify all of the Eligible Contracts to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by AEISC. American Equity will not default or permit any event of default to occur or be continuing under any indebtedness for borrowed money of American Equity or its parent company, American Equity Investment Life Holding Company, a Delaware corporation.

         8.04 Insurance. American Equity will keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

         8.05 Correction of Errors. As soon as reasonably practicable after becoming aware of an error in any Settlement Statement previously delivered to AEISC pursuant to Section 8.01(a) hereof, the effect of which error is that American Equity shall have defaulted in the payment when due and payable of any amount payable by it under this Agreement, American Equity will correct any such error by making such payment in the prescribed manner.

         8.06 Amendment of Contract Forms. American Equity will not, without the prior written approval of AEISC (which consent shall not be unreasonably withheld), amend, modify, supplement, terminate or waive any of the provisions of the forms of Eligible Contracts as such forms exist on the date hereof.

Section 9. American Equity Option. Notwithstanding anything in this Agreement to the contrary, in the event of a default by AEISC under this Agreement or any other agreement to which AEISC is a party, American Equity shall have the right (but not the obligation) to take such action, on behalf of AEISC or on its own behalf or otherwise, as it deems necessary or desirable to cure such default.

Section 10. Termination. The obligations of AEISC and American Equity shall terminate on December 31, 2002.

Section 11. Miscellaneous.

         11.01 Waiver. No failure on the part of either party to this Agreement to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         11.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telecopy, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         11.03 Amendments, Etc. No provision of this Agreement may be amended or modified except by an instrument in writing and signed by AEISC and American Equity.

         11.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.05 Assignments. Neither party to this Agreement may assign its rights or obligations hereunder without the prior written consent of the other party.

         11.06 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         11.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which all of taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         11.08 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of Iowa.

         11.09 Waiver of Jury Trial. EACH OF AEISC AND AMERICAN EQUITY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


AMERICAN EQUITY INVESTMENT                AMERICAN EQUITY INVESTMENT
LIFE INSURANCE COMPANY                    SERVICE COMPANY


By: /s/ D.J.  Noble                       By:    /s/ D.J.  Noble
    ------------------------                     -----------------------
    D.J. Noble, President                        D.J. Noble, President

                               FIRST AMENDMENT TO
                       RESTATED AND AMENDED GENERAL AGENCY
                       COMMISSION AND SERVICING AGREEMENT

         THIS FIRST AMENDMENT (this "First Amendment") dated as of December 31, 1997, amends and modifies a certain Restated and Amended General Agency Commission and Servicing Agreement, dated as of June 30, 1997 (as so amended, the "General Agency Agreement") between: AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY, an Iowa insurance corporation ("American Equity"), and AMERICAN EQUITY INVESTMENT SERVICE COMPANY, an Iowa corporation ("AEISC"). Terms not otherwise expressly defined herein shall have the meanings set forth in the General Agency Agreement.

         FOR VALUE RECEIVED, the American Equity and AEISC agree that the General Agency Agreement is amended as follows:

         ARTICLE I - AMENDMENTS TO THE GENERAL AGENCY AGREEMENT

         1.1 Definitions. Section 1.01 is amended as follows:

         (A) The term "Premium Value" shall be inserted alphabetically within
         Section 1.01 and shall state as follows:

                  "Premium Value" shall mean, with respect to any Eligible Contract as at any date of determination thereof, the gross amount of the initial premium deposit made in connection with such Eligible Contract.

         (B) The term "Aggregate Premium Value" shall be inserted alphabetically within Section 1.01 and shall state as follows:

                  "Aggregate Premium Value" shall mean, as at any Commission Payment Date an amount equal to the aggregate of the Premium Values of all Eligible Contracts that are in force on such Commission Payment Date.


         (C) The term "Modified AEISC Amount" shall be inserted alphabetically within Section 1.01 and shall state as follows:

                  "Modified AEISC Amount" shall mean, with respect to all Eligible Contracts for which Sales Agent Commissions were paid during the third and fourth calendar quarters of 1997, an amount equal to the difference between 100% of such Sales Agent Commissions and the AEISC Amount previously paid with respect to such

         Eligible Contracts; provided, however, that the sum of the Modified AEISC Amount and the AEISC Amount with respect to such Eligible Contracts shall not exceed $11,500,000.

         1.2 Amendment of AEISC Obligations. The obligations of AEISC to pay the AEISC amount are hereby amended by deleting Section 2.01 of the General Agency Agreement in its entirety and inserting in lieu thereof the following:

                  2.01 Obligation to Pay Sales Agent Commissions. Subject to
         Section 2.02 below, AEISC shall pay, or cause to be paid: (i) the AEISC Amount on each Eligible Contract to the Sales Agent entitled to the Sales Agent Commission thereon at the time such Sales Agent Commission is to be paid pursuant to the terms of such Sales Agent's Commission Agreement; and (ii) the Modified AEISC Amount to American Equity on the date of the First Amendment to this General Agency Agreement.

         1.3 Amendment of Current Commission Requirements. The obligations of American Equity to pay Current Commissions to AEISC pursuant to Section 3.01 of the General Agency Agreement are hereby amended by deleting Section 3.01 of the General Agency Agreement in its entirety and inserting in lieu thereof the following:

                  3.01 General Agency Current Commissions.American Equity shall pay to AEISC general agency current commissions ("Current Commissions") no later than 10:00 a.m., Central Standard Time, on each Commission Payment Date in an amount equal to .325% of the Aggregate Premium Value determined as of the preceding Commission Payment Date. Notwithstanding the preceding sentence, with respect to the Aggregate Premium Value of all Eligible Contracts produced during all calendar quarters of 1996 and 1997, American Equity shall pay to AEISC Current Commissions no later than 10:00 a.m. Central Standard Time, on each Commission Payment Date beginning with March 31, 1998 and continuing through and including the Commission Payment Date on December 31, 2002, in an amount equal to .7% of the Aggregate Premium Value for such Eligible Contracts.

         1.3 Amendment of Supplemental Commission Requirements. The obligations of American Equity to pay Supplemental Commissions to AEISC pursuant to Section
3.02 of the General Agency Agreement are hereby amended by deleting Section 3.02 of the General Agency Agreement in its entirety and inserting in lieu thereof the following:

         3.02 General Agency Supplemental Commissions.

                  (a) If the aggregate amount of the Account Surrender Values of each Eligible Contract (or portion thereof) that has been terminated (whether in whole or in part or by surrender, withdrawal or death) during the calendar quarter immediately preceding the Commission Payment Date equals or exceeds an amount equal to 1.88% of the

         Commission Accumulated Value, American Equity shall pay to AEISC general agency supplemental commissions ("Supplemental Commissions"), no later than 10:00 a.m., Central Standard Time, on each Commission Payment Date in an amount equal to 50% of the surrender charges paid to American Equity with respect to each such Eligible Contract (or portion thereof) that has been terminated (whether in whole or in part or by surrender, withdrawal or death) during such calendar quarter.

                  (b) American Equity shall pay to AEISC additional Supplemental Commissions in an amount equal to .05% of the Commission Accumulated Value; provided that no Supplemental Commissions shall be payable on any Commission Payment Date unless (A) on such Commission Payment Date an Event of Default has occurred and/or is continuing; (B) on such Commission Payment Date or on any date prior thereto, American Equity has ceased to remain actively engaged in the business of issuing Eligible Contracts; or (C) on such Commission Payment Date or on any date prior thereto, American Equity, directly or indirectly, unreasonably limits, impedes, hampers or restricts the ability of the Sales Agents to sell Eligible Contracts.

                  (c) American Equity shall pay to AEISC other Supplemental Commissions no later than 10:00 a.m., Central Standard Time, on each Commission Payment Date in an amount equal to $25,000.

         1.4 Correction of Termination Date. Section 10 of the General Agency Agreement is hereby corrected by inserting the date "January 31, 2005" in lieu of "December 31 2002" as the termination date of the General Agency Agreement.

         ARTICLE II - REPRESENTATIONS AND WARRANTIES

         Each of the parties hereto warrants and represents to the other that it is duly authorized to execute and deliver this Amendment and to perform its respective obligations under the General Agency Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms.

         ARTICLE III - CONDITIONS PRECEDENT

         This Amendment shall be come effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

         3.1 Warranties. After giving effect to this Amendment, the representations and warranties in Sections 5 and 6 of the General Agency Agreement shall be true and correct as though make on the date hereof, except for changes that are permitted by the terms of the General Agency Agreement.

         3.2 No Breach. After giving effect to this Amendment, no material breach by either party shall have occurred and be continuing under the General Agency Agreement. .

         3.3 Execution and Delivery. This Amendment shall have been executed and delivered by American Equity and AEISC.

                              ARTICLE IV - GENERAL

         4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed on original but all such counterparts shall constitute but one and the same instrument.

         4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         4.4 Governing Law. This Amendment shall be a contract made under the laws of the State of Iowa, which laws shall govern all the rights and duties hereunder.

         4.5 Successors; Enforceability. This Amendment shall be binding upon the parties and shall inure to the benefit of the parties their respective successors and assigns. Except as hereby amended, the General Agency Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at West Des Moines, Iowa by their respective officers thereunto duly authorized as of the date first written above.


AMERICAN EQUITY INVESTMENT              AMERICAN EQUITY INVESTMENT
LIFE INSURANCE COMPANY                  SERVICE COMPANY



By:   /s/ D.J.  Noble                   By: /s/ D.J.  Noble
      -------------------------             -----------------------
      D. J. Noble, President                D.J. Noble, President

                               SECOND AMENDMENT TO
                       RESTATED AND AMENDED GENERAL AGENCY
                       COMMISSION AND SERVICING AGREEMENT

         THIS SECOND AMENDMENT (this "Second Amendment"), dated as of April 24, 1998, amends and modifies a certain Restated and Amended General Agency Commission and Servicing Agreement, dated as of June 30, 1997 (as so amended, the "General Agency Agreement") between: AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY, an Iowa insurance corporation ("American Equity"), and AMERICAN EQUITY INVESTMENT SERVICE COMPANY, an Iowa corporation ("AEISC"). Terms not otherwise expressly defined herein shall have the meanings set forth in the General Agency Agreement.

         FOR VALUE RECEIVED, American Equity and AEISC agree that the General Agency Agreement is amended as follows:

         ARTICLE I - AMENDMENTS TO THE GENERAL AGENCY AGREEMENT

         1.1 Definitions. Section 1.1 is amended as follows:

         (A) The term "AEISC Amount" shall mean, with respect to any Eligible Contract, 50% of the Sales Agent Commission payable with respect to such Eligible Contract.

         ARTICLE II - REPRESENTATIONS AND WARRANTIES

         Each of the parties hereto warrants and represents to the other that it is duly authorized to execute and deliver this Amendment and to perform its respective obligations under the General Agency Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms.

         ARTICLE III - CONDITIONS PRECEDENT

         This Amendment shall be come effective on the date first set forth above; provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

         3.1 Warranties. After giving effect to this Amendment, the representations and warranties in Sections 5 and 6 of the General Agency Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the General Agency Agreement.

         3.2 No Breach. After giving effect to this Amendment, no material breach by either party shall have occurred and be continuing under the General Agency Agreement.

         3.3 Execution and Delivery. This Amendment shall have been executed and delivered by American Equity and AEISC.

                              ARTICLE IV - GENERAL

         4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

         4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         4.4 Governing Law. This Amendment shall be a contract made under the laws of the State of Iowa, which laws shall govern all the rights and duties hereunder.

         4.5 Successors; Enforceability. This Amendment shall be binding upon the parties and shall inure to the benefit of the parties, their respective successors and assigns. Except as hereby amended, the General Agency Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed at West Des Moines, Iowa by their respective officers thereunto duly authorized as of the date first written above.


AMERICAN EQUITY INVESTMENT               AMERICAN EQUITY INVESTMENT
LIFE INSURANCE COMPANY                   SERVICE COMPANY



By: /s/ D.J.  Noble                      By: /s/ D.J. Noble
    ----------------------                   ------------------------
    D.J. Noble, President                    D.J. Noble, President

                               THIRD AMENDMENT TO
                       RESTATED AND AMENDED GENERAL AGENCY
                       COMMISSION AND SERVICING AGREEMENT

         THIS THIRD AMENDMENT (this "Third Amendment"), dated as of October 31, 1998, amends and modifies a certain Restated and Amended General Agency Commission and Servicing Agreement, dated as of June 30, 1997 (as so amended, the "General Agency Agreement") between: AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY, an Iowa insurance corporation ("American Equity"), and AMERICAN EQUITY INVESTMENT SERVICE COMPANY, an Iowa corporation ("AEISC"). Terms not otherwise expressly defined herein shall have the meanings set forth in the General Agency Agreement.

         FOR VALUE RECEIVED, American Equity and AEISC agree that the General Agency Agreement is amended as follows:

         ARTICLE I - AMENDMENTS TO THE GENERAL AGENCY AGREEMENT

         1.1 Definitions. Section 1.1 is amended as follows:

         (A) The term "Eligible Contract" shall mean a Deferred Contract issued by American Equity and sold by a Sales Agent to a person in a jurisdiction in which American Equity and AEISC (or its duly-appointed representative) are duly licensed to issue such contracts or act as an insurance agency therein, as applicable, and is in a category of Deferred Contract specified on Schedule 1 attached hereto, and any Replacement Contract issued with respect of any such contract.

         (B) The term "Gross Agent Commission Schedule" shall mean the Gross Agent Commission Schedule in effect with respect to Eligible Contracts as of the date hereof as set forth on Schedule 1 hereto.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES

         Each of the parties hereto warrants and represents to the other that it is duly authorized to execute and deliver this Amendment and to perform its respective obligations under the General Agency Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms.

                       ARTICLE III - CONDITIONS PRECEDENT

         This Amendment shall be come effective on the date first set forth above; provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

         3.1 Warranties. After giving effect to this Amendment, the representations and warranties in Sections 5 and 6 of the General Agency Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the General Agency Agreement.

         3.2 No Breach. After giving effect to this Amendment, no material breach by either party shall have occurred and be continuing under the General Agency Agreement.

         3.3 Execution and Delivery. This Amendment shall have been executed and delivered by American Equity and AEISC.

                              ARTICLE IV - GENERAL

         4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

         4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         4.4 Governing Law. This Amendment shall be a contract made under the laws of the State of Iowa, which laws shall govern all the rights and duties hereunder.

         4.5 Successors; Enforceability. This Amendment shall be binding upon the parties and shall inure to the benefit of the parties, their respective successors and assigns. Except as hereby amended, the General Agency Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed at West Des Moines, Iowa by their respective officers thereunto duly authorized as of the date first written above.

AMERICAN EQUITY INVESTMENT                  AMERICAN EQUITY INVESTMENT
LIFE INSURANCE COMPANY                      SERVICE COMPANY


By: /s/ D.J.  Noble                         By: /s/   D.J.  Noble
    -------------------------                   -------------------------
    D.J. Noble, President                       D.J. Noble, President

Agency Amendment No. 3 -- Commissions Schedule is attached to Paper Copy
------------------------------------------------------------------------